Saturn-2 Phase 3 Topline Data © Tarsus Pharmaceuticals 2022 Exhibit 99.1

TP-03 Met All Primary and Secondary Endpoints Again in Saturn-2, with a Complete Resolution of Demodex Blepharitis Efficacy: Met all pre-specified primary and secondary endpoints Primary Endpoint: Complete Collarette Cure p < 0.0001 Secondary Endpoint: Mite Eradication p < 0.0001 Secondary Endpoint: Erythema Cure p < 0.0001 Secondary Endpoint: Erythema/Collarette Composite Cure p < 0.0001 Safety: Generally safe and well tolerated, similar to Saturn-1 Low rates of TP-03 related AE’s, vast majority were mild 91% of patients reported the drop to be neutral to very comfortable © Tarsus Pharmaceuticals 2022

Patient Enrollment and Follow-up Vehicle (n=209) Randomized (n=412 at 21 sites in USA) TP-03 (n=203) Discontinued (n=9) Discontinued (n=9) Completed 6 Weeks Treatment (n=193) Completed 6 Weeks Treatment (n=200) n = 2 unrelated AEs n = 7 other 6 Week Treatment and Follow-up, Twice Daily Drop Without any Touching or Wiping of Lid Margin n = 1 unrelated AE n = 8 other © Tarsus Pharmaceuticals 2022 n = 1 missed visit

Collarette Grading Scale Used in Saturn-2 Non-linear Scale for Counting Collarettes Performed by Each Site Investigator © Tarsus Pharmaceuticals 2022 Grade 1 Grade 0 Grade 2 Grade 3 Grade 4 0-2 collarettes on the lashes Cure of collarettes 3-10 collarettes on the lashes Between 10 collarettes to 1/3 of lashes on lid with collarettes Approximately 50 collarettes/lid Between 1/3-2/3 of lashes on lid with collarettes Approximately 100 collarettes/lid >2/3 of lashes on lid with collarettes Approximately 150 collarettes/lid Photos are images taken of patients in Saturn-1 with the corresponding collarette grade. Average baseline

Mite Density Determination Used in Saturn-2 Trained Mite-counters (CRO) Used for Consistency Across Sites © Tarsus Pharmaceuticals 2022 Step 2 Step 1 Step 3 Step 4 Two or more lashes from each of the upper and lower eyelids, one from each half of each lid, should be twirled with gentle tensioning for at least 10 seconds and removed using fine forceps Lashes with collarettes, if present, should be selected Occasionally, tails of mites can be observed in slit lamp examination Lashes from each lid are placed on a separate glass slide resulting in eight lashes on four slides An artificial tear with an emulsifier (Refresh Optive® Advanced or Refresh Optive Mega 3®) should be applied prior to the placement of the lashes and then a coverslip is placed The sample is allowed to sit for approximately 15 minutes to allow the drop to penetrate the collarettes and let the mites disperse Using a microscope, the number of Demodex observed and the number of lashes epilated are counted for each eye Mite density is determined by dividing the number of Demodex observed by the number of lashes epilated for each eye Mouth Cephalothorax; head Abdomen/body; tail Anatomy of a Mite

Lid Margin Erythema (Redness) Scale Used in Saturn-2 Established and Validated Scale Used in Blepharitis Studies, Performed by Each Investigator © Tarsus Pharmaceuticals 2022 Grade 3 0 (None) 1 (Mild) 2 (Moderate) 3 (Severe)* Average baseline 1.6 Grade 1 Grade 0 Grade 2 Hosseini K, Bourque LB, Hays RD. Development and evaluation of a measure of patient-reported symptoms of blepharitis. Health and Quality of Life Outcomes 2018;16:11 May 2018. Drug Design, Development and Therapy Volume 12:1269-1279 *Image reproduced with permission from Jiang et al. Efficacy of intra-meibomian gland injection of the anti-VEGF agent bevacizumab for the treatment of meibomian gland dysfunction with lid-margin vascularity, Drug Design, Development and Therapy 2018:12 1269-1279, © Dove Medical Press Limited. Grades 0, 1, and 2 images are from patients in Saturn-1.

Saturn-2 Baseline Characteristics Similar to Saturn-1 © Tarsus Pharmaceuticals 2022 TP-03 Vehicle Patients 203 209 Age 64 65 Female % 48 49 Collarette Score 2.9 3.0 Mite Density 3.2 3.4 Erythema Score 1.6 1.6 Grade 3 Collarettes 3 Mites/Lash lash mites erythema collarettes

Primary Endpoint of Complete Collarette Cure Achieved Regulatory Endpoint of Complete Collarette Cure Observed by Week 2 1. The primary efficacy endpoint was the proportion of patients achieving collarette cure (0-2 collarettes on the eyelid) as compared to the vehicle control, at day 43. © Tarsus Pharmaceuticals 2022 Collarette Cure (0-2 collarettes)1 Primary Endpoint Day 43 (N=196,206) (N=192,201) (N=195,200) (N=193,200) Average Baseline (Grade 3) Grade 0

Clinically Meaningful Collarette Cure Achieved © Tarsus Pharmaceuticals 2022 Grade 0 or 1 Collarettes (N=196,206) (N=192,201) (N=195,200) (N=193,200) Clinically Meaningful Collarette Cure Observed by Week 2 Over 90% Avg. Reduction in Collarettes (Over 100 to 10 or Less per Lid) Average Baseline (Grade 3) Grade 0 Grade 1

Secondary Endpoint of Mite Eradication Achieved © Tarsus Pharmaceuticals 2022 Mite Eradication (0 mites) (N=192,199) (N=195,200) (N=193,199) Secondary Endpoint Day 43 Complete Mite Eradication Observed by Week 2 Over 50% of Patients Experienced Complete Eradication at Week 6 (Secondary Endpoint) Average Baseline (3 Mites/lash) 0 Mites/lash

Secondary Endpoint of Erythema Cure Achieved © Tarsus Pharmaceuticals 2022 Erythema Cure Erythema Cure (Analysis Eye) Secondary Endpoint Day 43 (N=196,206) (N=192,201) (N=195,200) (N=193,200) *p<0.0001 Elevated to Secondary Endpoint in Saturn-2 Complete Erythema Cure Observed by Week 3 Ora Calibra® Scale Grade 0 Average baseline 1.5 Grade 1 Grade 2 Average baseline 1.6

Secondary Endpoint of Complete Composite Cure Achieved © Tarsus Pharmaceuticals 2022 Composite Cure (Collarette Cure + Erythema Cure) Erythema + Collarette Cure (Analysis Eye) Secondary Endpoint Day 43 (N=196,206) (N=192,201) (N=195,200) (N=193,200) Complete Composite Cure Observed by Week 2 *p<0.0001

Collarette, Mite & Erythema Improvement Responder Rates © Tarsus Pharmaceuticals 2022 ≥1 Grade Erythema Improvement *p = 0.0001 (N=193,200) TP-03 Vehicle Patients Achieving ≤ 0.5 Mites/Lash (N=193,199) ≥1 Grade Collarette Improvement *p < 0.0001 (N=193,200) *p < 0.0001 96% Responder Rate 87% Responder Rate 54% Responder Rate

Adverse Event Summary Overall Low Rates of Ocular AEs All AEs Were Mild or Moderate © Tarsus Pharmaceuticals 2022 Treatment related ocular AE rates ≥ 1% TP-03 (n=212) Vehicle (n=209) TP-03 (n=203) Vehicle (n=209) Instillation site pain/burning/stinging 16 (7.9%) 14 (6.7%) Visual acuity reduced 1 (0.5%) 3 (1.4%) Dry eye 3 (1.5%) 1 (0.5%) AE Severity Two moderate All others mild One moderate All others mild

Drop Comfort Summary Over 90% Reported the Drop to be Neutral to Very Comfortable © Tarsus Pharmaceuticals 2022 S2 Drop Comfort, All Visits 91% 9%

Significant Clinical Impact Seen After Treatment Consistent Collarette Cure and Erythema Cure Rates Observed © Tarsus Pharmaceuticals 2022 Photos are images taken of patients in Saturn-2. Images demonstrate results which we believe are representative of favorable treatment with TP-03 for patients participating in the Saturn-2 trial. Other patients may experience different or less favorable results. Erythema Cure Post Treatment (Day 43) Erythema Grade 0 Collarette Cure Baseline (Day 0) Collarette Grade 4 Post Treatment (Day 43) Collarette Grade 0 Post Treatment (Day 43) Collarette Grade 0 Baseline (Day 0) Collarette Grade 4 Baseline (Day 0) Erythema Grade 1

56% of patients met primary endpoint of complete collarette cure Very high responder rate to TP-03 96% of patients improved at least one collarette grade, 89% achieved a clinically meaningful cure Strong consistency across all endpoints compared with Saturn-1 All primary and secondary endpoints met with high statistical significance Clinically and statistically significant effects seen within 2 weeks TP-03 was generally safe and well tolerated, similar to Saturn-1 Saturn-2 Results Position TP-03 for Potential FDA Approval and Ultimate Commercial Success © Tarsus Pharmaceuticals 2022 Saturn-2 Conclusions

© Tarsus Pharmaceuticals 2022